                                                                       EXHIBIT C

                                SECOND AMENDMENT
                                       TO
                            OPERATING AGREEMENT FOR
                        TRILON DOMINION PARTNERS, L.L.C.
                   (f.k.a. Venture Capital Equities, L.L.C.)


     This Amendment to the Operating Agreement (the "Amendment") dated as of July 31, 2000, is entered into between Dominion Capital, Inc. ("DCI") and VC Holdings, Inc. ("VC Holdings"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Operating Agreement (as defined below).

                                    RECITALS
                                    --------

     A. DCI and VC HOLDINGS entered into an Operating Agreement for Venture Capital Equities, L.L.C. as of June 30, 1995, as amended by a first amendment thereto, dated as of December 3, 1998 (the agreement, as amended by such amendments, hereinafter, the "Operating Agreement").

     B. DCI and VC HOLDINGS wish to make certain modifications to the Operating Agreement in connection with, among other things, a decision by DCI and VC HOLDINGS to extend the term of the Company beyond December 31, 2000, as currently provided in Section 2.5 of the Operating Agreement.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

          1. The first paragraph of the Operating Agreement shall be deleted and replaced with the following:

               AGREEMENT made as of and June 30, 1995, by and between VC Holdings, Inc. ("VC Holdings"), a Delaware corporation, having an office c/o Ronald W. Cantwell, 19 Shoreham Club Road, Old Greenwich, CT 06870, and Dominion Capital, Inc. ("DCI"), a Virginia corporation, having an office at 120 Tredegar Street, Richmond, VA 23219-4306 (hereinafter VC Holdings and DCI are sometimes referred to individually as "Member" and collectively as the "Members").

          2.   Section 2.4 shall be deleted and replaced with the following:

               Principal Office. The principal office of business of the Company shall be c/o Ronald W. Cantwell, 19 Shoreham Club Road, Old Greenwich, CT, 06870.

               At any time, the Company may change the location of its principal place of business and may establish additional offices.

          3.   Section 2.5 shall be deleted and replaced with the following:

               Term. The Company shall commence upon the filing of the Certificate of Formation, and shall continue in full force and effect until April 30, 2003, (unless otherwise extended on a year-to-year basis upon the prior written consent of each of the Members); provided, however, that the Company shall be dissolved prior to such date upon the happening of any of the events described in Article 11.

          4. Sections 4.1(a), (b) shall be deleted and Section 4.1(c) shall remain, so that Section 4.1(c) shall read as follows:

               Additional Contribution. VC Holdings shall make additional contributions to the Company from time to time as may be necessary to maintain the Capital Interest in the Company, as reflected in the audited financial statements of the Company, at not less than 3% of the total Capital Interests in the Company.

          5. The second paragraph of Section 4.1(d) shall be deleted and replaced with the following:

               The parties agree that the Company shall reimburse VC Holdings for its pro rata share of office and administrative expenses, not to exceed $112,500 per annum. The Operating Budget for the Company shall reflect such expense. The Company will also pay VC Holdings an annual administration fee of $250,000 beginning on August 1, 2000 (the "Administration Fee").

          6.   Section 7.7 shall be deleted and replaced with the following:

               Manager Representatives. The officers and directors of VC Holdings are as follows:

               Ronald Cantwell will be President and Director; Jack R. Sauer will be Executive Vice President, Chief Financial Officer and Director; and Juliet Neil-Page will be

               Secretary, Treasurer and Director. No mortgagee, person, firm trustee, grantee, partnership, corporation, limited liability company or other entity shall be required to inquire into (i) the authority of VC Holdings or the Officers and Directors of VC Holdings or the Manager of the Company or (ii) the authority of the Manager to execute and perform any documents on behalf of the Company.

          7.   Section 11.1(a) shall be deleted and replaced with the following:

               (a) after August 1, 2001, (i) upon 12 months written notice from DCI or (ii) immediately upon the payment of a lump sum equal to (A) one year's Administration Fee plus (B) an amount sufficient to reimburse VCH for its pro rata share of office and administrative expense for a twelve-month period, such amount not to exceed $112,500.

          8.   Section 15.4 shall be deleted and replaced with the following:

               Notices. Unless otherwise specified in this Agreement, all notices, demands, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (hereinafter referred to collectively as "Notices") shall be in writing and shall be delivered by personal delivery against receipt or by any nationally recognized overnight courier to the appropriate Member at the address first set forth below:

               If to VC Holdings to:

               Ronald W. Cantwell
               19 Shoreham Club Road
               Old Greenwich, CT  06870



               If to DCI to:

               Dominion Capital, Inc.
               120 Tredegar Street
               Richmond, VA  23219-4306
               Attention:  Thomas N. Chewning

          9.   Section 15.8 shall be amended to delete the brackets around
               "[75%]".

          10. Except as expressly modified and amended in this Amendment all of the terms, provisions and conditions of the Operating Agreement shall remain unchanged.

          11. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

          12. This Amendment shall be governed and construed and interpreted in accordance with the laws of the State of New York.

This Amendment is executed as of the day and year first written above.

               DOMINION CAPITAL, INC.    VC HOLDINGS, INC.


               By:  s/Charles Condrief      By:  s/Ronald W. Cantwell
                    ------------------           --------------------

               Its:                        Its:
                    ------------------           --------------------

                                    AMENDMENT
                                       TO
                             OPERATING AGREEMENT FOR
                        TRILON DOMINION PARTNERS, L.L.C.
                    (f.k.a. Venture Capital Equities, L.L.C.)

     This Amendment to the Operating Agreement (this "Amendment") dated as of December 3, 1998, is entered into between Dominion Capital, Inc. ("DCI") and VC Holdings, Inc. ("VCH"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Operating Agreement (as defined below).

                                    RECITALS
                                    --------

     A. DCI and VCH entered into the Operating Agreement for Venture Capital Equities, L.L.C. as of June 30, 1995 (the "Operating Agreement").

     B. DCI and VCH wish to make certain modifications to the Operating Agreement in connection with DCI's decision not to exercise its option, pursuant to Section 11.1 of such Agreement, to dissolve the Company on the 31st of December 1998.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective January 1, 1999, the Operating Agreement shall be amended to add a Section 4.1(d), to read as follows:

     "DCI shall have the right to approve the operating budget of the Company. DCI shall contribute to the Company, on a quarterly basis, such additional capital as necessary to cover agreed-upon quarterly budgeted operating expenses of the Company for the upcoming quarter. DCI shall further contribute to the Company, within 10 days of notice of such requirement, such additional capital as necessary to cover any shortfall between the budgeted amount and actual bona fide operating expenses for such quarter. In the event actual bona fide expenses are less than the budgeted amount, any excess paid by DCI shall be used as a credit towards its obligation to fund amounts for the next quarter, or, at its option, will be returned to DCI. Upon dissolution of the Company, any excess amounts shall be returned to DCI".

     The parties agree that the Company will reimburse VCH for its pro rata share of office and administrative expenses, not to exceed $75,000 per annum, for fiscal year 1999. The Operating Budget for the Company will reflect such expense. The Company will also pay VCH an annual administration fee of $250,000 beginning on January 1, 1999 (the "Administration Fee").

2.   Section 11.1(a) shall be deleted and replaced with the following:

     (a) after June 30, 1999, (i) upon 12 months written notice from DCI or (ii) immediately upon the payment of a lump sum equal to (A) one year's Administration Fee plus (B) an amount sufficient to reimbursement VCH for its pro rata share of office and administrative expenses for a twelve month period, such amount not to exceed $75,000.

3. Section 4.2 of the Operating Agreement shall be amended to insert, after the phrase "or to fund the revolving line of credit pursuant to Section 4.1(b)", the following phrase: ", or to fund such additional amounts as required by Section 4.1(d)."

4. Section 7.4 shall be deleted in its entirety and replaced with the following:

     "Management Fee.  The Manager shall receive an annual "Management Fee" of
     (i) $200,000 plus (ii) the amount of .00189 times the aggregate of the Members' Unrecovered Capital Contribution as of the determination date, paid in advance."

5. Effective as of December 31, 1998, Sections 7.2(g) and 7.2(h) of the Operating Agreement shall be deleted. The parties hereby agree that if, after the payment of all accrued expenses for 1998, any amounts are remaining in the two Reserve Accounts established pursuant to these sections, such amounts will be returned to DCI or, at its option, used to reduce its future funding obligations pursuant to the Operating Agreement.

6.   Section 15.4 is hereby amended to delete:  "with a copy to:

                    McGuire, Woods, Battle & Boothe
                    One James Center
                    901 East Cary Street
                    Richmond, VA  23219
                    Attn:  R. Marshall Merriman"

     And replace it with:  "with a copy to:

     Dominion Resources, Inc.
     120 Tredegar Street
     Richmond, VA  23219
     Attn:  Carter M. Reid"

7. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Operating Agreement shall remain unchanged.

8. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

9. This Amendment shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

This Amendment is executed as of the day and year first written above.



DOMINION CAPITAL, INC.                   VC HOLDINGS, INC.



By:  signature illegible        By:    signature illegible
   -------------------------          ---------------------------
Its:  President and CEO                  Its:  President

                         [VC HOLDINGS, INC. LETTERHEAD]


                                December 2, 1996



Dominion Capital, Inc.
Riverfront Plaza
West Tower
901 East Byrd Street
Richmond, Virginia  23219

                     Re:  Amendment of Operating Agreement
                          --------------------------------

Gentlemen:

     VC Holdings, Inc. and Dominion Capital, Inc. are parties to a certain Operating Agreement (the "Operating Agreement") for Trilon Dominion Partners, L.L.C. (f/k/a Venture Capital Equities, L.L.C.). The following sets forth our agreement with respect to a certain amendment to the Operating Agreement. Capitalized terms not otherwise defined herein are as defined in the Agreement.

     1. Section 7.6(c) of the Operating Agreement and the related Amendment dated November 9, 1995 (see attached) are hereby deleted in their entirety and the following is hereby substituted in lieu thereof:

     "To borrow money from banks, other lending institutions, the Members, or Affiliates, or any third party and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums provided; provided, however, that the Manager shall be permitted to pledge up to $14,000,000 of the Company's marketable securities to support up to a $6,500,000 margin line of credit. However, any and all borrowings under such margin line of credit shall require the prior written consent of each Member, which consent shall not be unreasonably withheld."

     2. This amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     3. Except as specifically amended or modified by this Amendment, all other terms and provisions of the Operating Agreement shall remain in full force and effect.

     Please indicate your agreement to the foregoing by signing the attached copy of this amendment as indicated below.

                                                   Very truly yours,

                                                   VC HOLDINGS, INC.



                                                   By: /s/William P. Gendron
                                                       -------------------------
                                                       Name:  William P. Gendron
                                                       Title:  Vice President


Agreed to and Accepted:

DOMINION CAPITAL, INC.



By:  /s/ Dan Hillsman
     ----------------
     Name:  Dan Hillsman
     Title:  Vice President

                         [VC HOLDINGS, INC. LETTERHEAD]

                                November 9, 1995



Dominion Capital, Inc.
Riverfront Plaza
West Tower
901 East Byrd Street
Richmond, Virginia  23219

                     Re:  Amendment of Operating Agreement
                          --------------------------------

Gentlemen:

     VC Holdings, Inc. and Dominion Capital, Inc. are parties to a certain Operating Agreement (the "Operating Agreement") for Trilon Dominion Partners, L.L.C. (f/k/a Venture Capital Equities, L.L.C.). The following sets forth our agreement with respect to a certain amendment to the Operating Agreement. Capitalized terms not otherwise defined herein are as defined in the Agreement.

     1. Section 7.6(c) of the Operating Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

     "To borrow money from banks, other lending institutions, the Members, or Affiliates, or any third party and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Company to secure repayment of the borrowed sums provided; provided, however, that the Manager shall be permitted to pledge up to $10,000,000 of the Company's marketable securities to support up to a $5,000,000 margin line of credit. However, any and all borrowings under such margin line of credit shall require the prior written consent of each Member, which consent shall not be unreasonably withheld."

     2. This amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     3. Except as specifically amended or modified by this Amendment, all other terms and provisions of the Operating Agreement shall remain in full force and effect.

     Please indicate your agreement to the foregoing by signing the attached copy of this amendment as indicated below.

                                                    Very truly yours,

                                                    VC HOLDINGS, INC.



                                                    By:  /s/ Jack R. Sauer
                                                         -----------------
                                                         Name:  Jack R. Sauer
                                                         Title:  Vice President


Agreed to and Accepted:

DOMINION CAPITAL, INC.



By:  /s/ Dan Hillsman
     ----------------
     Name:  Dan Hillsman
     Title:  Vice President



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